Exhibit 10.1

[ICANN LOGO]	REGISTRAR ACCREDITATION AGREEMENT EXTENSION AMENDMENT

The Internet Corporation for Assigned Names and Numbers ("ICANN") and Register.com, Inc. hereby extend the expiration date of the Registrar Accreditation Agreement between them until 30 June 2005.

ICANN	Register.com, Inc.
By: /s/ John Jeffrey John Jeffrey General Counsel 4/20/05	By: /s/ Peter A. Forman Name: Peter A. Forman Title: Pres. & CEO Date: 4/18/05